EXHIBIT 10.59

                            FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS (THE "STATE ACTS") AND CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE STATE ACTS AND REGULATIONS PROMULGATED THEREUNDER.

                   MOBILE SATELLITE VENTURES LP (the "Issuer")
U.S.$15,000,000.00   Note   at   10%   Interest   (calculated   and   compounded
semi-annually)

Maturity Date: [NTD: insert date which is five years after First Closing], or earlier as determined herein

FOR VALUE RECEIVED, the Issuer, a Delaware limited partnership, hereby acknowledges itself indebted and promises to pay to MOTIENT SERVICES INC., or its permitted assigns (the "Noteholder"), the principal amount of FIFTEEN MILLION UNITED STATES DOLLARS (U.S.$15,000,000.00), on the Maturity Date (as hereinafter defined in Schedule A), at the head office of the Noteholder or at such other place as directed in writing by the Noteholder. In addition, the Issuer agrees to pay interest (computed on the basis of a year of 365 or 366 days, as the case may be), in like money on the outstanding principal amount from the date hereof until the Maturity Date, or until such later date as all obligations hereunder have been paid in full, at the rate of TEN PERCENT (10%) per annum, calculated and compounded semi-annually and payable in arrears on the Maturity Date, or earlier as otherwise provided herein, and should the Issuer at any time make default in the payment of any principal or interest on this Note, to pay interest on the amount in default at the same rate, in like money, all in accordance with the terms and conditions set out in Schedule A. If at any time, the payment of the principal of or interest on this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Issuer or otherwise, the Issuer's obligations under this Note shall be reinstated at such time as though such payment had been due but not made at such time.

This Note is the "MSI Note" as defined in the Investment Agreement (as defined in Schedule A hereto), and is subject to the terms and conditions of the Investment Agreement and the Ancillary Agreements (as defined in the Investment Agreement).

The Terms and Conditions set out on Schedule A attached hereto are hereby incorporated by reference into this Note and constitute an integral part hereof. THIS NOTE IS SUBORDINATED TO OTHER DEBT OF THE ISSUER AS SET FORTH IN SECTION 2 OF SCHEDULE A.

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed on its behalf by the signatures of its officers duly authorized in that regard.

Issued as of _______ __, 2001             MOBILE SATELLITE VENTURES LP

                                          By: Mobile Satellite Ventures GP Inc.,
                                                 its general partner

                                          By:________________________________
                                          Name:
                                          Title:

                                   SCHEDULE A
                        TERMS AND CONDITIONS OF THE NOTE

1. Terms not otherwise defined herein shall have their respective meanings set forth in the Investment Agreement or, if not defined therein, in the Newco LP Agreement. In this Note, the following capitalized terms shall have the meanings set out below:

(a) "Business Day" means any day on which banks are open for business in the place where this Note is scheduled for payment;

(b)  "Canadian License Co." means Mobile Satellite Ventures (Canada) Inc.

(c) "Canadian Licenses" means the licenses issued by Industry Canada to TMI and which were transferred to Canadian License Co. pursuant to the TMI Asset Sale Agreements (as defined in the Investment Agreement);

(d) "Convertible Notes" means the Convertible Notes (as defined in the Investment Agreement) of even date herewith made by Issuer in the initial aggregate principal amount of U.S.$55 million, as in effect on the Issue Date, and without giving effect to any amendment, modification, supplement, or restatement thereto or waiver thereunder except to the extent that the same has been approved in writing by the Noteholder;

(e) "Debt" means: (i) all indebtedness of the Issuer and its subsidiaries for borrowed money, including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee; (ii) all indebtedness of the Issuer and its subsidiaries for the deferred purchase price of property or services other than for goods and services purchased in the ordinary course of business and paid for in accordance with customary practice and not represented by a note, bond, debenture or other evidence of indebtedness;
     (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Issuer and its subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all current liabilities of the Issuer and its subsidiaries represented by a note, bond, debenture or other evidence of indebtedness; (v) all obligations under leases which have been or should be, in accordance with U.S. GAAP, recorded as capital leases in respect of which the Issuer and its subsidiaries is liable as lessee; and (vi) all indebtedness of the kinds referred to in (i) through (v) above which is directly or indirectly guaranteed by the Issuer and its subsidiaries or which the Issuer and its subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which the Issuer and its subsidiaries has otherwise assured a creditor or other Person against loss;

(f) "Existing System Equipment Financing" means Debt, up to a maximum principal amount of U.S.$4,000,000, incurred by the Issuer for the purpose of enabling the Issuer to acquire hardware or software, to replace or upgrade hardware and software owned by the Issuer as at the date of this Note but only to the extent that the proceeds of such Debt are applied to acquire such hardware or software;

(g)  "Event of Default" means any one or more of the following events:

        (i) if the Issuer defaults in payment of the principal of, and/or interest on, this Note when the same becomes due, and continuance of such failure for five (5) Business Days after the date on which such principal or interest is due;

        (ii) if a decree, judgement or order by a court having jurisdiction shall have been entered adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Issuer under any applicable bankruptcy, reorganization or similar law, and such decree, judgement or order shall have continued undismissed, undischarged or unstayed for a period of 60 calendar days;

        (iii) if the Issuer shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any applicable bankruptcy, liquidation or reorganization or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or of any substantial part thereof, or shall make an assignment for the benefit of creditors or a proposal under any applicable bankruptcy or other law, or shall admit in writing its inability to pay its debts generally as they become due;

        (iv) if there occurs a default in the payment of any principal, premium, interest or other amount due on (or for) any Debt (other than this Note), satellite insurance, satellite construction costs or in any payment due under any obligation, guarantee or indemnity of the Issuer in an aggregate amount in excess of U.S.$1,000,000.00 ("Obligations") beyond any period of grace provided with respect thereto, or if any other default occurs in the performance of any other term, condition or covenant contained in any such Obligations or any agreement under which such Obligations are created, the result of which is to cause any holder(s) of such Obligations (or a trustee or agent on behalf of such holder(s)) to accelerate such Obligations, provided that the resulting default under this Note shall be deemed to be cured or waived if such other defaults are cured or waived;

        (v) if the Issuer shall fail to carry out or observe any other covenant or condition of this Note or the Investment Agreement on its part to be observed or performed and after notice in writing has been given to the Issuer by the Noteholder specifying such default and requiring the Issuer to put an end to the same, the Issuer shall fail to remedy or cure such default within a period of 30 calendar days;

        (vi) if any representation, warranty, certification or statement made by the Issuer (or its predecessor) in the Investment Agreement or any other Ancillary Agreement (as defined in the Investment Agreement) to which the Issuer is a party or in any certificate, financial statement or other document delivered pursuant to the Investment Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

        (vii) if the Issuer or any Subsidiary of the Issuer or Canadian License Co. shall have lost ownership of or rights in respect of the FCC Licenses or the Canadian Licenses, except for such losses of ownership or rights that would not cause a Material Adverse Effect on the Issuer and its Subsidiaries taken as a whole.

(h) "FCC Licenses" means the licenses issued by the Federal Communications Commission to MSI and which were transferred to the Issuer or a Subsidiary of the Issuer pursuant to the Amended and Restated Sub Asset Sale Agreement (as defined in the Investment Agreement);

(i) "Investment Agreement" means the Amended and Restated Investment Agreement dated October **, 2001 among Mobile Satellite Ventures LLC (the predecessor to the Issuer), Motient Corporation, Motient Services Inc., TMI, and various other parties identified therein as "Investors" as in effect on the Issue Date, and without giving effect to any amendment, modification, supplement, or restatement thereto or waiver thereunder except to the extent that the same has been approved in writing by the Noteholder;

(j)  "Issue Date" means [NTD: insert date of the First Closing];

(k)  "Issuer" means Mobile Satellite Ventures LP;

(l) "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (1) the operations, business, properties, condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole; (2) the ability of the Issuer or any of its Subsidiaries to perform under this Note, the Investment Agreement, or any of the agreements or instruments executed in connection therewith to which the Issuer or any of its Subsidiaries is a party; or (3) the legality, validity, binding effect or enforceability of this Note, the Investment Agreement, or any of the agreements or instruments executed in connection therewith to which the Issuer or any of its Subsidiaries is a party;

(m)  "Maturity Date" means the earliest of the following dates:

        (i)    [NTD: insert date which is five years after First Closing];

        (ii) the date, if any, on which the Noteholder declares this Note due and payable pursuant to Section 11 below; and

        (iii)  the Second Closing Date (as defined in the Investment Agreement);

(n) "Newco LP Agreement" means the Limited Partnership Agreement of Mobile Satellite Ventures LP, dated as of the date hereof, between the parties specified therein as in effect on the Issue Date, and without giving effect to any amendment, modification, supplement, or restatement thereto or waiver thereunder except to the extent that the same has been approved in writing by the Noteholder;

(o) "Next Generation Financing" means Debt, up to a maximum principal amount of U.S.$5,000,000, incurred by the Issuer for the purpose of enabling the Issuer to: (1) acquire hardware or software; or (2) pay for legal, regulatory or consulting costs directly related to the development of the Issuer's next-generation mobile satellite system and its associated terrestrial segment, but only to the extent that the proceeds of such Debt are applied to acquire such hardware or software, or to pay for such legal, regulatory and consulting costs;

(p)  "Note" means this note;

(q)  "Person"  means  any  individual,  corporation,   association,  partnership
     (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization;

(r)  "Reduction Event" means any one or more of the following:

        (i) the sale, disposition, transfer, assignment or lease of any or all of the assets and/or business of the Issuer and other than Permitted Transfers (as defined below);

        (ii) the issuance of Debt (other than Permitted Debt (as defined in the TMI Note)), where the lesser of:

               (A) 50% of the total value of the consideration given to the Issuer (or to such other party as the Issuer may direct) as a result of such Debt, after deduction for the direct costs incurred to consummate such Debt; and

               (B) an amount of cash equal to the total principal and interest on this Note outstanding as at the creation of such Debt;

               is paid to the Noteholder in cash pursuant to Section 10 below;

        (iii) the issuance of the equity of, or an ownership interest in, the Issuer, other than issuance of equity (A) at the Second Closing (as defined in the Investment Agreement) pursuant to the Investment Agreement, (B) as a result of the conversion of the Convertible Notes (as defined in the Investment Agreement) or (C) where the proceeds of such issuance consist of consideration other than cash;

(s) "Reduction Event Net Proceeds" means, in relation to any Reduction Event, the total value of the consideration given to the Issuer (or to such other party as the Issuer may direct) for or as a consequence of, such Reduction Event, after deduction of the direct costs incurred by the Issuer to consummate such Reduction Event;

(t) "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

(u)  "TMI" means TMI Communications and Company Limited Partnership; and

(v) "TMI Note" means the $11.5 Million Note of even date herewith made by the Issuer payable to TMI as in effect on the Issue Date, and without giving effect to any amendment, modification, supplement, or restatement thereto or waiver thereunder except to the extent that the same has been approved in writing by the Noteholder;

2. This Note is a direct and unsecured senior obligation of the Issuer. The Issuer agrees that this Note is subordinated in right of payment to the prior payment in full of the Issuer's Debt under the TMI Note. The provisions of this paragraph may not be modified or amended without the prior consent of TMI for so long as the TMI Note is outstanding. TMI shall be a third-party beneficiary of the immediately preceding sentence for so long as the TMI Note is outstanding.

     The foregoing provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Noteholder on the one hand and the holders of the TMI Note on the other hand. Nothing contained in this Section 2 or elsewhere in this Note or in the Investment Agreement is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of the TMI Note, and the Noteholder, the obligation of the Issuer, which is absolute and unconditional, to pay to the Noteholder the principal of, and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against the Issuer of the Noteholder and creditors of the Issuer other than the holders of the TMI Note; or (c) prevent the Noteholder from exercising all remedies otherwise permitted by applicable law upon a default or an Event of Default under this Note.

     The failure to make a payment on account of principal of, or interest on, this Note by reason of the first paragraph of this section shall not be construed as preventing the occurrence of a default or an Event of Default hereunder.

3. The principal amounts outstanding under this Note bear interest (both before and after maturity, default and judgement with interest on overdue interest at the same rate) from the Issue Date at the rate of ten percent (10%) per annum, calculated and compounded semi-annually and payable in arrears on the Maturity Date, or earlier as otherwise provided herein. The amounts owing under this Note will cease to bear interest on the date on which all such amounts are fully repaid, unless payment of principal or interest is improperly withheld or refused by the Issuer.

4. The principal of this Note and interest thereon will be payable in United States Dollars, at the option of the Noteholder: (i) at the head office of the Noteholder; (ii) at such other place as directed in writing by the Noteholder; or (iii) by electronic funds transfer to an account maintained by the Noteholder with a bank in the United States.

5. If the date for payment of any amount of principal or interest in respect of this Note is not, at the place of payment, a Business Day, the Noteholder shall not be entitled to payment of the amount due until the next following Business Day at the place of payment and shall not be entitled to any further interest or payment in respect of such delay.

6.   Any monies paid on this Note,  including without limitation  payments under
     Section 8, Section 9 or Section 10, shall be applied, firstly, on account of accrued interest, and secondly, on account of principal.

7. Unless previously redeemed or purchased by the Issuer, this Note will mature at its principal amount then outstanding on the Maturity Date.

8. The Issuer may at any time or times prepay this Note, in whole or in part, together with interest accrued to the date of such prepayment, without premium or penalty, upon providing the Noteholder with two Business Days prior written notice.

9. This Note shall become due and payable upon the Second Closing Date (as defined in the Investment Agreement), and shall be paid out of the Investor Purchase Price (as defined in the Investment Agreement) in priority to any other payment except for the TMI Note; provided that there shall not then be an Event of Default under the Convertible Notes pursuant to which the holders thereof have declared the Convertible Notes due and payable.

10. Within five Business Days following the occurrence of a Reduction Event, the Issuer shall give written notice thereof to the Noteholder, which notice shall set forth in reasonable detail the terms of the transaction constituting such Reduction Event. After the TMI Note has been paid in full and until such time as this Note has been repaid in full, the Noteholder may, within 10 days after receipt of the notice of a Reduction Event referred to above, elect that the Issuer pay to the Noteholder, in cash, its pro rata portion of 50% of all Reduction Event Net Proceeds immediately upon receipt by the Issuer of the same. The Noteholder's pro rata portion shall be determined by reference to the principal amount outstanding under this Note, on the one hand, and (i) the principal amount outstanding under the MSI Note plus (ii) the aggregate principal amount outstanding under all of the Convertible Notes (without regard to whether any other holders of the Convertible Notes have elected to have the Issuer pay their respective portions of the Reduction Event Net Proceeds in connection with such Reduction Event), on the other hand. If the Noteholder exercises such option, the Noteholder may require the Issuer to direct the person to whom assets or securities are sold in connection with such Reduction Event to pay such monies owed to the Noteholder pursuant this Section 10 directly to the Noteholder.

11. If an Event of Default (a) other than those in (ii) and (iii) of the definition of Event of Default occurs the Noteholder may, at its option, by notice in writing to the Issuer, declare this Note to be due and payable, and upon such declaration, unless all Events of Default have been cured by the Issuer prior to receipt by the Issuer of such declaration, all principal of, and interest on, this Note shall immediately become due and payable; (a) in the case of the occurrence of an Event of Default referred to in clause (ii) or (iii) of the definition of "Event of Default" the principal amount then outstanding of, and the accrued interest on any amounts owing under this Note, and all other amounts payable by the Issuer hereunder shall become automatically immediately due and payable without presentment, demand, diligence, protest or other formalities of any kind, all of which are hereby expressly waived by the Issuer.

12. The Issuer agrees to pay to Noteholder and reimburse Noteholder for any and all reasonable costs and expenses, including attorney's fees and court costs, if any, incurred by the Noteholder in connection with the enforcement or collection hereof, both before and after the commencement of any action to enforce or collect this Note, but whether or not any such action is commenced by the Noteholder. The Issuer hereby waives presentment, demand, protest or other notice of any kind, and all defenses and pleas on the grounds of extension of the time of payments or due dates of this Note, in the enforcement of this Note, and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Issuer hereunder. The rights and remedies of the Noteholder hereunder shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Noteholder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

14. Except for any transaction, agreement, undertaking, activity or other action required in order for the Issuer to perform its obligations specifically set forth in the Investment Agreement or any Ancillary Agreement (as defined in the Investment Agreement) or for the Issuer to exercise any of its rights specifically set forth therein), the Issuer agrees that, without the prior consent of the Noteholder, neither the Issuer nor any Subsidiary of the Issuer shall, directly or indirectly, (i) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of its assets, business or property, (including accounts and notes receivable) (with or without recourse), or enter into equipment sale-leaseback transactions or (ii) merge or consolidate with any other Person, or enter into any agreement to do any of the foregoing described in clauses (i) or (ii) except for the following ("Permitted Transfers"):

(a) sales, transfers, or other dispositions of inventory, or used, worn-out or surplus property, or property of no further use to the Issuer, all in the ordinary course of business;

(b) sales, transfers, or other dispositions of equipment in the ordinary course of business to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) sales, transfers, or other dispositions of communications services, capacity or equipment pursuant to the customer contracts providing for the sale of communications services, capacity or equipment in the ordinary course of business;

(d) sales, transfers, or other dispositions of assets in the ordinary course of business having a fair market value not exceeding $500,000 per item or $1,000,000 in the aggregate in any fiscal year (excluding sales, transfers and dispositions theretofore approved in accordance with the terms hereof in such fiscal year);

(e) sales, transfers or other dispositions of contract rights under subscriber equipment leases pursuant to any bona fide financing of such leases permitted under Section 2 of the TMI Note;

(f) non-exclusive licenses of technology and other intangible assets, excluding spectrum licenses;

(g)  sales of mobile earth terminals and related equipment, and other inventory;

(h) sales, transfers, or other dispositions of assets as a result of the combination and integration of the business of MSI and TMI as contemplated by the Operations Plan, including without limitation the sale, transfer or other disposition of: (y) duplicative or unnecessary assets, or (z) assets in connection with the closing of facilities and reductions in workforce; provided that such disposition does not include a disposition of the FCC Licenses or the Canadian Licenses;

(i) any wholly-owned Subsidiary of the Issuer may merge, consolidate or combine with or into, or transfer (for no consideration) assets to the Issuer; provided that the Issuer shall be the continuing or surviving corporation; and

(j) any wholly-owned Subsidiary of the Issuer may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise), to another wholly-owned Subsidiary.

     For certainty, "Permitted Transfers" shall not include: (1) sales, assignments, leases, conveyances, transfers or other dispositions of the Issuer or any of its Subsidiaries outside of the ordinary course of business other than as permitted in paragraphs (h), (i) and (j) above; and
     (2) the sale, assignment, lease, conveyance, transfer or other disposition (whether in one or a series of transactions) of all or substantially all of the assets of any of the Issuer or any of its Subsidiaries or Canadian License Co.

15. This Note is being executed and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York, without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case having jurisdiction over the County of New York, for any litigation arising out of or relating to this Note and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating thereto except in such courts unless such courts have declined to exercise jurisdiction), and further agrees that service of any process, summons, notice or document by U.S. registered mail to it shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Note or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case having jurisdiction over the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient or improper forum.

16. Except with the prior written consent of the Noteholder, this Note may not be assigned by the Issuer. Except with the prior written consent of the Issuer, this Note may not be assigned by the Noteholder to any person or entity other than an Affiliate of the Noteholder. This Note shall inure to the benefit of and be enforceable by the Noteholder and the Noteholder's successors and permitted assigns, and shall be binding and enforceable against the Issuer and the Issuer's successors and assigns.

17. Issuer, by execution of this Note, and Noteholder, by acceptance of this Note, agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the Issuer or Noteholder, or any successor or assign of Issuer or Noteholder, on or with respect to this Note, or which in any way relates, directly or indirectly, to the obligations of Issuer to Noteholder under this Note, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. ISSUER AND NOTEHOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Issuer and Noteholder acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the Noteholder would not enter into the transaction contemplated hereby with Issuer if this provision were not part of their agreement.